Exhibit 23.2	Consent of Hein & Associates LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Tengasco, Inc. of our report dated March 30, 2016 relating to the consolidated financial statements of Tengasco, Inc. and subsidiaries for the years ended December 31, 2015 and 2014, appearing in the December 31, 2015 annual report on Form 10-K of Tengasco, Inc. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Hein & Associates LLP

Hein & Associates LLP
Denver, Colorado
October 17, 2016